EXHIBIT 10.2

CONTRACT ASSIGNMENT AND AMENDMENT AGREEMENT

This CONTRACT ASSIGNMENT AND AMENDMENT AGREEMENT (this “Agreement”), is made and entered into as of December 31, 2010, by and among DEEP DOWN, INC., a corporation existing under the laws of Nevada (“Assignor”), CUMING FLOTATION TECHNOLOGIES, LLC, a Delaware limited liability company (“Assignee”), CUMING CORPORATION, a corporation existing under the laws of the Commonwealth of Massachusetts (“Cuming”) and the stockholders of Cuming listed on the signature pages hereof under the heading “Selling Stockholders” (collectively, the “Selling Stockholders”).  Capitalized terms used herein but not defined shall have the meanings as set forth and defined in the Contribution Agreement (as defined below).

WHEREAS, Assignor, Cuming and the Selling Stockholders, are parties to that certain Stock Purchase Agreement dated May 3, 2010, as amended (the “SPA”);

WHEREAS, pursuant to Section 10.8 of the SPA, Assignor is permitted to assign its right, title and interest in, to and under the SPA;

WHEREAS, Assignor and Assignee are parties to that certain Contribution Agreement dated December 31, 2010 (the “Contribution Agreement”), which provides, among other things, Assignor will sell, transfer, convey, assign and deliver, and Assignee will purchase, accept, acquire and assume from Assignor all of its right, title and interest in, to and under the SPA;

WHEREAS, to evidence and effect the sale, transfer, conveyance, assignment and delivery of the SPA, Assignor has agreed to execute and deliver this Agreement to Assignee, and Assignee has agreed to execute and deliver this Agreement to Assignor.

WHEREAS, in addition, the parties hereto desire to amend the SPA in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Assignment of the SPA.  On the terms and subject to the conditions set forth in the Contribution Agreement, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee, all of its right, title and interest in, to and under the SPA and Assignee does hereby accept such assignment from Assignor and assume all of Assignor’s obligations under the SPA.

2.   Amendment of the SPA.  The parties hereto agree that Section 2.4(b) of the SPA shall be amended and restated to read as follows:

“Within 120 days following the Closing Date, Purchaser shall deliver to the Stockholder Representative a consolidated balance sheet of the Company and the Subsidiaries as of the open of business on the Closing Date (the “Closing Balance Sheet”) and a statement of Closing Working Capital and final Net Customer Deposit Liabilities derived from the Closing Balance Sheet (the “Closing Working Capital Statement”).  The Closing Balance Sheet and the Closing Working Capital Statement shall be prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Company’s audited Financial Statements for the most recent fiscal year end.”

3.   Cash Adjustment. In connection with the Closing and the consummation of the transactions contemplated under the SPA and this Agreement, the parties hereto agree that:

(a)
On the Closing Date, Assignee shall pay the Purchase Price plus an amount equal to $5,000,000, which is the estimated amount of aggregate cash balances in the accounts of Cuming as of the close of business on the Closing Date (the “Estimated Closing Date Cash”).

(b)
Assignee, Cuming and the Selling Stockholders agree that no funds will be disbursed from or otherwise withdrawn from any of the accounts of Cuming on the Closing Date for the benefit of any of Assignee, Cuming or the Selling Stockholders; provided, however, that nothing in this paragraph (b) shall limit or restrict Cuming from making payments to bona fide third parties in the ordinary course of business.

(c)
On the first Business Day following the Closing (the “True-up Date”), Assignee shall deliver to the Stockholder Representative a statement of the actual amount of aggregate cash balances in the accounts of Cuming as of the close of business on the Closing Date as reflected in bank statements or similar records of account (the “Actual Closing Date Cash”), together with a copy of such statements or records.

(d)
In the event the amount of Estimated Closing Date Cash is greater than the amount of Actual Closing Date Cash, then the Purchase Price shall be decreased by the amount of such excess of Estimated Closing Date Cash over Actual Closing Date Cash and the Selling Stockholders, jointly and severally, shall promptly, but no later than three (3) Business Days after the True-up Date, pay the amount of such decrease to Assignee.  If, however, the amount of Actual Closing Date Cash is greater than the amount of Estimated Closing Date Cash, then the Purchase Price shall be increased by the amount of such excess of Actual Closing Date Cash over Estimated Closing Date Cash and Assignee shall promptly, but no later than three (3) Business Days after the True-up Date, pay the amount of such increase to the Stockholder Representative for distribution to the Selling Stockholders in accordance with their pro rata ownership of the Shares as set forth in Exhibit A to the SPA.

(e)	Any payment to be made by the Selling Stockholders, on the one hand, or Assignee, on the other hand, pursuant to clause (d) above will be made by wire transfer of immediately available funds.

4.   Amendments.  No amendment or waiver of compliance with any provision hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by each party against whom enforcement of such amendment, waiver or consent is sought.

5.   Entire Agreement.  This Agreement is made subject to all representations, warranties and covenants of the parties set forth in the Contribution Agreement, all of which shall survive this conveyance as provided in the Contribution Agreement.  Nothing contained in this Agreement shall be deemed to defeat, impair, limit, supersede, amend or modify any of the terms, conditions or provisions of the Contribution Agreement or any rights (including, without limitation, rights to indemnification or for damages), claims, remedies, or obligations of the parties under the Contribution Agreement and, to the extent of any conflict between the Contribution Agreement and this Agreement, the terms and provisions of the Contribution Agreement shall prevail.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than the Persons set forth above and their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.  Notwithstanding the foregoing, the parties acknowledge that the provisions of the Contribution Agreement are not binding on Cuming or the Selling Stockholders (as defined in the SPA) and shall not in any way affect Assignee’s obligation to perform Purchaser’s obligations under the SPA in accordance with the terms and conditions thereof.

6.   Governing Law.  This Agreement and all matters arising out of or relating to this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction.

7.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.  Facsimile signatures shall be treated as original signatures for all purposes hereunder.

8.   Further Actions.  Upon the terms and subject to the conditions set forth in the Contribution Agreement, Assignor and Assignee shall each use its respective commercially reasonable efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate the transactions contemplated hereby as expeditiously as possible.

9.   No Third-Party Beneficiaries.  Nothing in this Agreement shall be deemed to create any right with respect to any Person not a party to, or any property not subject to, this Agreement.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

ASSIGNOR: DEEP DOWN, INC.

By:	/s/ Eugene L. Butler
Name: Eugene L. Butler
Title: Executive Chairman

Signature Page to
Contract Assignment and Amendment Agreement

ASSIGNEE: CUMING FLOTATION TECHNOLOGIES, LLC

By:	/s/ Joshua Ratner
Name: Joshua Ratner
Title: Manager

Signature Page to
Contract Assignment and Amendment Agreement

CUMING: CUMING CORPORATION

By:	/s/ Larry T. Parkinson
Name: Larry T. Parkinson
Title: President

SELLING STOCKHOLDERS:

/s/ John W. Cuming
John W. Cuming

/s/ Jon E. Steffensen
Jon E. Steffensen, Executor for the Estate of William R. Cuming under will dated March 31, 2003, as amended

Signature Page to
Contract Assignment and Amendment Agreement